Exhibit 99.1

China Energy Corp. Reports Record Fourth Quarter and Full Fiscal Year 2011 Financial Results; Revenues Increase 79% to $157.7 Million and Net Income Increases 57% to $27.6 Million

HOHHOT CITY, China, March 14, 2012 /PRNewswire-Asia-FirstCall/ -- China Energy Corporation (OTC Bulletin Board: CHGY), ("China Energy" or the "Company"), a producer, processor and trader of raw coal for domestic heating, electrical generation, and coking purposes for steel production and a supplier of heating and electric energy services in Inner Mongolia, the People's Republic of China, today announced financial results for the fourth quarter and fiscal year ending November 30, 2011.

Summary Financials

FY 2011 Year End Results
USD	FY 2011	FY 2010	Change
Sales	$157.7 million	$88.0 million	+79.2%
Gross Profit	$52.8 million	$33.9 million	+55.8%
Net Income	$27.6 million	$17.6 million	+56.8%
Adjusted Non-GAAP Net Income *	$29.1 million	$17.6 million	+65.3%
EPS (fully diluted)	$0.61	$0.39	+56.4%
Adjusted Non-GAAP ESP (fully diluted) *	$0.65	$0.39	+66.7%

*Excluding non-cash stock-based compensation charge of $1.5 million for the financial year 2011.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Fourth Quarter Results (3 months ended November 30, 2011)

USD	FY 2011	FY 2010	Change
Sales	$56.2 million	$25.6 million	+119.5%
Gross Profit	$18.5 million	$9.9 million	+86.9%
Net Income	$11.3 million	$4.9 million	+130.6%
EPS (fully diluted)	$0.19	$0.11	+72.7%

Fourth Quarter 2011 Financial Results

Revenues for fiscal 2011 fourth quarter ended November 30 totaled $56.2 million, an increase of approximately 119.5% over $25.6 million reported in the same period in 2010. China Energy produced and sold approximately 274,394 metric tons of coal at an average price of $67.3, compared to 221,841 metric tons at an average price of $49.4 in the fourth quarter of fiscal year 2010.

Gross profit increased 86.9% to $18.5 million, with gross margin of 32.9% compared to 38.7% in the fourth quarter of 2010.

Net income for the fourth quarter of fiscal year 2011 was $11.3 million, or $0.19 per diluted share, compared to $4.9 million, or $0.11 per diluted share, in the fourth quarter of fiscal year 2010.

Full Year 2011 Financial Results

For the year ended November 30, 2011, the Company reported revenue of $157.7 million, an increase of 79.2% over revenue of $88.0 million generated in 2010. For fiscal 2011, revenue from the Coal Group increased 95.6% to $138.9 million, and represented 88.1% of total sales, compared to $71.0 million, or 80.7% of total sales in fiscal year 2010. As a component of this, 51.6% of total company sales came from coal trading, and 36.5% came from coal production during fiscal year 2011. China Energy produced and sold 1,080.8 thousand tons of coal in 2011, a 31.8% increase from the 820.3 thousand tons in 2010. Average sales price of coal during fiscal year 2011 was $53.2 per ton, compared to $44.2 per ton in fiscal year 2010.

Revenue from the Heat Power totaled $18.8 million, or 11.9% of total sales, in fiscal 2011, compared to $17.0 million, or 19.3% of total sales in fiscal year 2010. Higher revenues in this segment were a result in an over 21.2% increase in the coverage area of Heat Power's operations.

"We were able to report significant growth across each of our businesses," stated Wen Xiang Ding, chief executive officer and president. "We successfully ramped production at our Laiyegou mine, as well as capitalized on our expanded quota from the railway bureau to accelerate our coal trading volumes. Continued strong demand for energy and electricity provide both diversification and another conduit for incremental growth in 2012. As consolidation across our industry accelerates we continue to evaluate opportunities to expand our mining assets."

Cost of goods sold for fiscal year 2011 was approximately $104.9 million, compared to approximately $54.1 million for fiscal year 2010. Gross profit was $52.8 million and gross margins were 33.5% in 2011, compared to $33.9 million in gross profit and gross margins of 38.5% during 2010. The decrease in our overall gross profit margin was primarily attributable to the fact that Coal Group purchased more coal from third parties for its coal trading business during the second half year of 2011, which were less profitable than coal purchased from Laiyegou coal mine in terms of gross margin.

Operating expenses for fiscal year 2011 were approximately $13.2 million, compared to $9.3 million in 2010. Selling and marketing expenses in fiscal year 2010 were $7.2 million compared to $5.5 million in 2010, which was driven by the increase of transportation and storage costs necessary to support the coal trading business. General and administration expenses totaled $6.0 million and $3.8 million in the respective periods. This increase was mainly attributable to the Company incurred a non-cash stock-based compensation of $1.5 million in the second quarter of 2011, which was not present in the year ago period.

Net income for fiscal year 2011 totaled approximately $27.6 million, or $0.61 per diluted, share, compared to approximately $17.6 million, or $0.39 per diluted share, in fiscal year 2010. The weighted average common shares outstanding were 45.06 million and 45 million respectively, in each period. Adjusted Non-GAAP net income for fiscal 2011 was $29.1 million, or $0.65 per diluted common share based on 45.06 million diluted common stocks outstanding for the last quarter of 2011. (Please see "About Non-GAAP Financial Measures" below). Net income margins were 17.5% and 20.0% for fiscal years 2011 and 2010, respectively. The effective tax rate was 27.7% and 26.1% in fiscal 2011 and 2010, respectively.

Balance Sheet and Cash Flow

Cash and equivalents and restricted cash totaled $31.6 million on November 30, 2011 compared to $5.1 million on November 30, 2010. The Company had total stockholders' equity of $84.0 million, with total assets of $187.1 million versus total liabilities of $103.1 million on November 30, 2011. For fiscal year 2011, the Company used $1.5 million in cash in operations versus $17.7 million in cash generated in operation in fiscal year 2010.

About China Energy Corporation

China Energy Corporation produces and processes raw coal for domestic heating, electrical generation and coking purposes for steel production primarily in the People's Republic of China, and acts as a brokerage in facilitating coal trade transactions. The Company produces coal through its subsidiary Inner Mongolia Tehong Coal Group Co, Ltd. ("Coal Group") and supplies heating and electricity requirements throughout the XueJiaWan district through its subsidiary Inner Mongolia Zhunger Heat Power Co., Ltd. ("Heat Power"). Through Heat Power, China Energy operates a thermoelectric plant and 32 heat transfer stations located in XueJiaWan, Ordos City in which the Company has a monopoly for heating supply granted to the Company by the local government. For additional information on China Energy Corporation see http://www.ceccec.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of China Energy Corporation, and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net income and non-GAAP adjusted EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash stock-based compensation charge. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of the business.

For more information, please contact:
Company:
Fu Xu, Acting Chief Financial Officer
Tel: +86-471-466-8870
Email: chelseacao82215@yahoo.com.cn

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CHINA ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED NOVEMBER 30, 2011 AND 2010

	2011	2010

Revenues	$157,686,054	$88,045,275
Cost of revenues	(104,933,710)	(54,118,119)
Gross profit	52,752,344	33,927,156

Operating expenses:
Selling and marketing	7,189,263	5,509,682
General and administrative	5,991,372	3,816,461
Total operating expenses	13,180,635	9,326,143

Income from operations	39,571,709	24,601,013

Other income and expenses:
Finance expenses, net	(2,780,628)	(1,619,552)
Non-operating income	1,699,053	1,056,502
Non-operating expenses	(281,440)	(206,387)
Income before income taxes	38,208,694	23,831,576

Provision for income taxes	(10,573,467)	(6,236,416)

Net income	$27,635,227	$17,595,160

Other comprehensive income:
Foreign currency translation adjustment	2,891,182	1,010,025
Total comprehensive income	$30,526,409	$18,605,185

Net income per common share
basic and diluted	$0.61	$0.39

Weighted average common shares outstanding
basic and diluted	45,060,000	45,000,000

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CHINA ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	November 30,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$31,007,269	$4,580,540
Accounts receivables, net of allowance for doubtful accounts of $11,251 and $54,747, respectively	17,364,962	5,748,007
Other receivables	24,562,536	4,091,867
Inventories	10,096,645	3,248,605
Prepaid expenses	323,072	-
Advance to suppliers	27,566,516	4,516,324
Total current assets	110,921,000	22,185,343

Fixed assets, net	62,937,747	57,607,500

Other assets:
Investment property, net of accumulated depreciation of $475,649 and $288,735, respectively	5,730,169	4,350,739
Mining right, net of amortization of $1,635,072 and $1,133,133, respectively	3,091,565	3,387,551
Restricted cash	573,542	546,048
Other long term assets	3,889,144	560,250
Notes receivable	-	14,679,099
Total other assets	13,284,420	23,523,687

TOTAL ASSETS	$187,143,167	$103,316,530

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short term bank loans	$29,138,242	$9,599,520
Accounts payable	21,716,148	16,000,738
Advance from customers	10,321,920	5,278,848
Accrued liabilities	629,016	374,530
Other payables	13,111,017	2,838,663
Shareholder loans	9,452,712	8,772,316
Current portion of finance obligation	1,695,944	-
Current portion of deferred income	1,333,695	1,044,326
Total current liabilities	87,398,694	43,908,941

Non-current liabilities
Finance obligation, net of current portion	6,906,957	-
Deferred income, net of current portion	8,804,664	7,451,567
Total non-current liabilities	15,711,621	7,451,567

Total liabilities	103,110,315	51,360,508

Stockholders' equity:
Preferred stock: no par value; 5,000,000 shares and 0 shares authorized at November 30, 2011 and November 30, 2010, respectively; none issued and outstanding shares Common stock: $0.001 par value; 195,000,000 shares and 200,000,000 shares authorized at November 30, 2011 and November 30, 2010, respectively; 45,060,000 shares and 45,000,000 issued and outstanding at November 30, 2011 and November 30, 2010, respectively	45,060	45,000
Additional paid-in capital	10,620,368	9,070,007
Retained earnings	56,818,378	29,642,370
Statutory reserves	9,032,855	8,573,636
Accumulated other comprehensive income	7,516,191	4,625,009
Total stockholders' equity	84,032,852	51,956,022

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$187,143,167	$103,316,530

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